Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-87304) of Gibraltar Industries, Inc., formerly known as Gibraltar Steel Corporation, of our report dated June 22, 2006 relating to the financial statements and Supplemental Schedules of Gibraltar 401(k) Plan as of and for the year ended December 31, 2005, which appears in this Form 11-K.
Freed Maxick & Battaglia, CPAs, PC
Buffalo, New York
June 28, 2006

12